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                                                                  EXHIBIT 23.5.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Majestic Investor Holdings, LLC of our report dated November 30, 2001, except for Note 2 for which the date is December 7, 2001, relating to the financial statement of Majestic Investor Holdings, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Chicago, IL

March 18, 2002